UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2026

Date of Report (Date of earliest event reported)

BEST SPAC I Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42700	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701, 7/Floor United Building 17-19 Jubilee Street Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 702 287 9776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, and one right to receive one-tenth of one Class A ordinary share	BSAAU	The Nasdaq Stock Market LLC
Class A ordinary shares	BSAA	The Nasdaq Stock Market LLC
Rights	BSAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

On September 29, 2026, Naoda Investments Limited, pursuant to an instrument of transfer, transferred all of its ordinary shares of BEST SPAC I (Holdings) Corp. (the “Sponsor”), the sponsor of BEST SPAC I Acquisition Corp., a British Virgin Islands business company (the “Company”), to A SPAC (Holdings) Group Corp. (the “Buyer”).

As a result of the transfer, the Buyer holds 100% of the issued and outstanding ordinary shares of the Sponsor, which directly holds 1,375,000 Class B ordinary shares and 277,000 Class A ordinary shares underlying the private placement units of the Company, representing approximately 80.0% of the Company’s issued and outstanding ordinary shares. No changes were made to the directors or officers of the Company.

In connection with the transfer, Yun Chen resigned as the sole director of the Sponsor. Upon such resignation, Claudius Tsang, a director of the Buyer, was appointed as the sole director of the Sponsor and has shared voting and investment discretion with Kam Chi Kin with respect to the securities held of record by the Sponsor.

Item 9.01 Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST SPAC I ACQUISITION CORP.

Dated: September 29, 2026	By:	/s/ Xiangge Liu
		Name:	Xiangge Liu
		Title:	Chief Executive Officer

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